Exhibit J-1





                    AMENDED AND RESTATED PARTNERSHIP GUARANTY


         This AMENDED AND RESTATED GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), dated as of February 27, 1998, is made by FMXI, Inc., a Delaware corporation ("FMXI" or "Guarantor"), in favor of Citicorp USA, Inc., as Collateral Agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for each of the Secured Parties, for the benefit of the Secured Parties.


                              W I T N E S S E T H:


         WHEREAS, pursuant to a Credit Agreement dated as of June 12, 1997, as amended and restated on February 27, 1998 (as amended, supplemented, amended and restated or modified from time to time, the "Credit Agreement"), among Foamex L.P. ("Foamex" or the "Borrower"), FMXI, Inc., a Delaware corporation and managing general partner of Foamex ("FMXI"), certain institutions party thereto from time to time as lenders (the "Lenders"), certain institutions party thereto from time to time as issuing banks (the "Issuing Banks"), Citicorp USA, Inc., as Collateral Agent for the Lenders and the Issuing Banks, and The Bank of Nova Scotia, as Funding Agent for the Lenders and the Issuing Banks (together with the Collateral Agent, the "Administrative Agents"), the Lenders and the Issuing Banks have extended Loans and Commitments to make Credit Extensions to the Borrower;

         WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders and the Issuing Banks pursuant to the Credit Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the Issuing Banks to make and/or maintain Credit Extensions to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Secured Party, as follows:



                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agents" is defined in the first recital.

         "Borrower" is defined in the first recital.

         "Collateral Agent" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

         "Credit Extensions" means the Loans and the Letters of Credit.

         "FMXI" is defined in the preamble.

         "Foamex" is defined in the first recital.

         "Guarantor" is defined in the preamble.

         "Guaranty" is defined in the preamble.

         "Obligations" means all Obligations (as defined in the Credit Agreement) of the Borrower and all obligations (monetary or otherwise) of each other Obligor arising under or in connection with the Credit Agreement or any other Loan Document.

         "Process Agent" is defined in Section 3.9.1.

         "Secured Parties" means, collectively, the Lenders, the Issuing Banks, the Collateral Agent, the Funding Agent and the Administrative Agents, and any Lender in its capacity as a counterparty to a Hedging Obligation.


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         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                   ARTICLE II

                               GUARANTY PROVISIONS

         SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower under the Credit Agreement, the Notes and the other Loan Documents to which it is a party and all Obligations by each other Obligor under the Loan Documents to which it is a party now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

                  (b) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower, any other Obligor or the Guarantor, or the inability or failure of the Borrower, any other Obligor or the Guarantor to pay debts as they become due, or an assignment by the Borrower, any other Obligor or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower, any other Obligor or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower and

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each other Obligor may not then be due and payable, the Guarantor agrees that it will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

         SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full in cash, all obligations of the Guarantor hereunder shall have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

                  (b) the failure of any Secured Party or any holder of any Note

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor (including a Guarantor)) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor (including a Guarantor) of, or collateral securing, any Obligations of the Borrower or any other Obligor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

                  (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver,

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         release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

         SECTION 2.4. Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Collateral Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

         SECTION 2.6. Postponement of Subrogation, etc. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior

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payment in full in cash of all Obligations of the Borrower and each other
Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full in cash of all Obligations of the Borrower and each other Obligor shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Collateral Agent for the benefit of the Secured Parties and each holder of a Note and credited and applied against the Obligations the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                  (a) the Guarantor has made payment to the Secured Parties and each holder of a Note of all or any part of the Obligations of the Borrower or any other Obligor, and

                  (b) all Obligations of the Borrower and each other Obligor have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments have been permanently terminated, each Secured Party and each holder of a Note agrees that, at the Guarantor's request, the Collateral Agent, on behalf of the Secured Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Borrower and each other Obligor resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to any Secured Party or any holder of a Note.

         SECTION 2.7. Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

                  (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Collateral Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become

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vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Article XIII of the Credit Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. The Guarantor hereby represents and warrants unto the Collateral Agent as set forth in this Article III acknowledging that the Collateral Agent is relying thereon without independent inquiry.


         SECTION 3.1.1. Corporate Existence; Compliance with Law. The Guarantor
(i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber its properties and to conduct its business as now and heretofore conducted; (iii) is in compliance with its Constituent Documents; and (iv) is in compliance with all material Requirements of Law.

         SECTION 3.1.2. Corporate Power; Authorization. The execution and delivery by the Guarantor of the Loan Documents and the Transaction Documents to which it is a party and all instruments and documents to be delivered by the Guarantor thereunder, and the performance of its obligations thereunder: (i) are within the Guarantor's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Guarantor's Constituent Documents; (iv) will not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) will not conflict with or result in the breach or termination of, constitute a default under (with or without the giving of notice, the lapse of time or both) or a tortious interference with or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of the Guarantor; and (vii) do not require the consent or approval of any Governmental Authority, or any other Person which has not been obtained.

         SECTION 3.1.3. No Adverse Condition. No action has been taken by any competent authority which restrains, prevents or

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imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the consummation of any of the transactions contemplated by the Loan Documents or the Transaction Documents.

         Section 3.1.4. Enforceability. The obligations of the Guarantor under this Guaranty are enforceable against the Guarantor in accordance with their terms.


                                   ARTICLE IV

                                 COVENANTS, ETC.

         The Guarantor covenants and agrees that the Guarantor will perform the obligations set forth in this Article IV until all Obligations of the Borrower and each other Obligor have been paid in full in cash, all obligations of the Guarantor hereunder shall have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments shall have terminated. The Guarantor shall cause its Subsidiaries to comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (or other sections in any successor agreement which shall principally relate to covenants binding on the Guarantor). Except as specifically limited hereby, each such agreement, covenant and obligation contained in such Sections and all other terms of the Credit Agreement and the documents executed in connection therewith to which reference is made therein, together with all related definitions and ancillary provisions, is hereby incorporated into this Guaranty by reference as though specifically set forth in this Article IV, and each such agreement, covenant and obligation shall, for purposes hereof, survive the termination of the Credit Agreement.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XIII thereof.

         SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of,

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Section 2.7, this Guaranty shall be binding upon the Guarantor and the
Guarantor's successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that no Guarantor may assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by a Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Requisite Lenders, as the case may be) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of the Guarantor shall be the address specified for the Guarantor in the Credit Agreement or the address specified on the signature page of any applicable Assignment and Acceptance, or at such other address as may be designated by the Guarantor in a written notice to the Collateral Agent.

         SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Secured Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.6. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Secured Party or any holder of a Note under applicable law, each Secured Party and each such holder shall, upon the occurrence of any Default described in any Section 11.01(f) or 11.01(g) of the Credit Agreement or with the consent of the Requisite Lenders, any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Secured Party and

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each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Secured Party, or such holder or any agent or bailee for such Secured Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of Section
13.06 of the Credit Agreement.

         SECTION 5.8. No Release. This Guaranty amends and restates in its entirety the Partnership Guaranty dated as of June 12, 1997, made by the Guarantor in favor of Citicorp USA, Inc., as Collateral Agent for each of the Secured Parties, for the benefit of the Secured Parties and shall not release the Guarantor's obligations under such guaranty.

         SECTION 5.9. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.10. Certain Consents and Waivers of the Guarantor.

         SECTION 5.10.1. Personal Jurisdiction. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH THE GUARANTOR IS A PARTY, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE GUARANTOR IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 15 COLUMBUS CIRCLE, NEW YORK, NEW YORK 10023, AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE GUARANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.


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         THE GUARANTOR AGREES THAT THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO
PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENTS, THE LENDERS AND THE ISSUING BANKS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENTS, ANY LENDER OR ANY ISSUING BANK. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         SECTION 5.10.2. Service of Process. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE GUARANTOR'S NOTICE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENTS, THE LENDERS AND ISSUING BANKS TO BRING PROCEEDINGS AGAINST A GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 5.11. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 5.12. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS

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PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT
AGREEMENT.

         SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.



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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.




                                                   FMXI, Inc.




                                                   By  /s/ George L. Karpinski
                                                      -------------------------
                                                      Name: George L. Karpinski
                                                      Title: Vice President


                                                    Notice address:

                                                    1000 Columbia Avenue
                                                    Linwood, Pennsylvania 19061
                                                    Attn: Kenneth R. Fuette
                                                    Telecopier No.: 610-859-3085